Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 of Allwyn Entertainment AG of our report dated February 16, 2022 relating to the financial statements of Casinos Austria Aktiengesellschaft (Casinos Austria Group), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PwC Wirtschaftsprufung GmbH

Vienna, Austria

August 9, 2022